EXHIBIT 11
                 DDL ELECTRONICS, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER SHARE
                               (Unaudited)

                                           Nine Months Ended
                                                 March 31,
                                         1995              1994
PRIMARY EARNINGS PER SHARE:
Loss before extraordinary item         $(550,000)    $(6,035,000)

Extraordinary item                     2,441,000           -

Net income (loss)                   $  1,891,000     $(6,035,000)

Weighted average number
of common shares outstanding          14,911,656       14,163,820
Assumed exercise of stock options
net of shares assumed reacquired         879,081          941,019

Average common shares and
common share equivalents              15,790,737       15,104,839

Primary earnings (loss) per share:
    Loss before extraordinary item        ($0.03)         ($0.40)

    Extraordinary item                      0.15             -

    Net earnings (loss) per share          $0.12          ($0.40)

FULLY DILUTED EARNINGS PER SHARE:
Loss before extraordinary item         $(550,000)   $ (6,035,000)
Add back net interest related to
convertible subordinated debentures      101,000         102,000

Loss before extraordinary item
for fully diluted computation           (449,000)     (5,933,000)

Extraordinary item                     2,441,000           -

Net income (loss) for fully diluted
computation                          $ 1,992,000     $(5,933,000)

Weighted average number of common
shares outstanding                    14,911,656      14,163,820

Assumed exercise of stock options
net of shares assumed reacquired
under treasury stock method using
period end market price, if higher
than average market price                875,734         932,035

Assumed conversion of convertible
subordinated debentures                  762,324         425,755

Average fully diluted shares          16,549,714      15,521,610

Fully diluted earnings (loss) per share:
 Loss before extraordinary item            ($0.03)        ($0.38)

 Extraordinary item                          0.15            -

 Net earnings (loss) per share              $0.12         ($0.38)

Note: The calculated fully diluted earnings per share are antidilutive for fiscal 1994

     EXHIBIT 11
                            DDL ELECTRONICS, INC. AND
SUBSIDIARIES
                            COMPUTATION OF EARNINGS PER SHARE
                                      (Unaudited)

                                          Three Months Ended
                                          March 31,
                                   1995              1994

PRIMARY EARNINGS PER SHARE:
Net income (loss)                 $   167,000        $(2,142,000)

Weighted average number of
common shares outstanding          15,257,663         14,441,065

Assumed exercise of stock
options net of shares assumed
reacquired                            755,138            864,671

Average common shares and common
share equivalents                  16,012,801        15,305,736

Primary earnings (loss) per share:
Net income (loss) per share           $0.01           ($0.14)

FULLY DILUTED EARNINGS PER SHARE:
Net income (loss)                   $ 167,000        $(2,142,000)
Add back net interest related to
convertible subordinated debentures    34,000             34,000

Net income (loss) for
fully diluted computation            $201,000        $(2,108,000)

Weighted average number of common
shares outstanding                 15,257,663         14,441,065

Assumed exercise of stock options
net of shares assumed reacquired
under treasury stock method using
period end market price, if higher
than average market price              795,366           824,352

Assumed conversion of convertible
subordinated debentures                761,047           419,624

Average fully diluted shares        16,814,076        15,685,041


Fully diluted earnings (loss) per share:
Net income (loss) per share               $0.01        ($0.13)


Note: The calculated fully diluted earnings per share are antidilutive for fiscal 1994
